United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

February 22, 2011
Date of Report
[Date of Earliest Event Reported]

GUIDE HOLDINGS, INC.
(Exact name of Registrant as specified in its Charter)

Utah	000-53917	26-1771717
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

2988 Oakwood Drive
Bountiful, UT  84010
(Address of Principal Executive Office)

(800) 678-1500
(Registrant’s Telephone Number, including Area Code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

The Board of Directors of the Company resolved to effect a reverse split of its outstanding common stock on a basis of one for three (1 for 3), while retaining the current authorized shares and par value of one mill ($0.001) per share, with appropriate adjustments being made in the additional paid in capital and stated capital accounts of the Company, and with all fractional shares to be rounded up to the nearest whole share.  The reverse split will be effective on the OTCBB at noon on February 22, 2011, and the Company’s trading symbol will be “GHGDD” for a period of 20 days; thereafter, the additional “D” will be dropped and the trading symbol will again become “GHGD.”  Shareholders are not required to have their respective stock certificates transferred to reflect the reverse split at this time as the reverse split will be reflected by the new Cusip Number, 401704200, once pre-reverse split stock certificates are sent in for transfer.  Prior to the reverse split, there were 4,800,000 outstanding shares, and subsequent to the reverse split, there will be 1,600,000 outstanding shares, more or less, after taking into account the issuance of any shares resulting from rounding.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Guide Holdings, Inc.

Date:	02/22/2011	By:	/s/ Kim McReynolds
Kim McReynolds
President and Director

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